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                                                                    Exhibit 10.1

                                  EXHIBIT 10.1

                               NEWSEDGE AGREEMENT

                               DATED MAY 27, 2000


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                                                                    [LOGO]

May 25, 2000



Mr. Mark Ressa
Vice President Corporate Development
thehealthchannel.com
260 Newport Center Drive # 250
Newport Beach, CA 92660

Dear Mark,

Based on our discussions, NewsEdge is pleased to present thehealthchannel.com with the following eTopics-TM- proposal for an Internet news solution. Outlined below is a description of the service and pricing.

The proposal is based on the following assumptions:

1. NewsEdge will provide eTopics-TM- to thehealthchannel.com for use on a designated thehealthchannel.com site: HTTP://WWW.THEHEALTHCHANNEL.COM
2. thehealthchannel.com will purchase eTopics-TM- with unlimited end-user access to the designated site.
3. thehealthchannel.com has decided to host their service and will receive an SGML feed from NewsEdge. NewsEdge will FTP the SGML feed to a secure FTP site. thehealthchannel.com will be given an id/password to the FTP site allowing them to pull their SGML feed to their server. The FTP feed is delivered daily between 5am & 7am EST.

Company Overview
NewsEdge Corporation is the world's largest independent news integrator and the leader in global news and current awareness solutions for business. The Company's mission is to make news valuable for business. NewsEdge provides clients at nearly 1,200 organizations with a powerful combination of customized, authoritative content; cutting-edge technology; editorial, value-added capabilities; and unparalleled client support and consulting services. NewsEdge helps business people find the most important, relevant stories from an overwhelming volume of daily news and enables them to act on the most current information possible.

PRODUCT OVERVIEW
eTopics-TM- is an automated means to updating your web page each business day with the most current news that is uniquely relevant to your visitors. The service takes advantage of NewsEdge's vast experience in news delivery and NewsEdge's editorial expertise to completely news-enable your web site.

Simply select from the NewsEdge library of 1,300 industry-focused eTopics-TM-. The selection should meet the needs and interest of your audience. Each selected topic will be fully integrated into your web page providing your audience with the day's top stories in headline and brief format. A viewer can get a quick overview using the headlines and briefs, or can delve deeper by clicking on the headline to access the underlying full-text article.


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                                                                    [LOGO]

Each day, by 8:00 AM EST, your site is stocked with fresh content from over 250 worldwide information sources. NewsEdge brings you the hottest, most important industry news, logically organized for quick and easy use. We spend each night reviewing over 20,000 news articles. Through the use of technology and human expertise, we carefully review and evaluate the news to deliver only the news that is relevant to the interests of your audience.

PRICING STRUCTURE
The price of the eTopics-TM- is based on the number of industry-specific topics that are integrated into your web site. The annual price includes full implementation of the service and provides full access to all the news for your audience.

         ITEM              # ORDERED                 PRICE
         ----              ---------                 -----
         eTopics-TM-          15                     $15,000*

* ONE-TIME SETUP FEE OF $1000 IS INCLUDED.

eTOPICS-TM-  BENEFITS
- Fresh, relevant industry news that is focused on the interests of your visitors.
- Headlines and briefs of the day's top stories with complete access to all the articles in full text.
-    Aggregation of news from 250 premium news sources.
-    News is automatically updated on your web site by 8:00 AM EST.
- Choose from over 1,300 industry-specific topics, enabling you to focus the news on highly granular subjects that specifically relate to your audience.
- Seamless integration of news on your web site. We will maintain your look and feel, while enhancing the content offered.
- Adds stickiness to your site and enables you to draw end users of specific communities to view the latest information about their specific interests.


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ACCEPTANCE:

Your signature on this letter will confirm thehealthchannel.com's subscription to the NewsEdge eTopics-TM- service. Please sign and date a copy of this agreement and return it to me as approval of the terms and conditions outlined above.

/s/ Mark Ressa
--------------------------------
Signature

Mark Ressa, CTO & Vice President
of Corporate Development
--------------------------------
Name/Title

May 27, 2000
--------------------------------
Date

Regards,

Bradford Yeager
Regional Manager
eMedia Services
415.836.0673 - W
415.269.0912 - C
415.836.0670 - F

                          bradford.yeager@newsedge.com